EXHIBIT 5.1

Efrem A. Rosenfeld, Esq. Frederick C. Bauman, Esq.	Rosenfeld Bauman & Forbes	Michael “Nick” Niarchos, Esq. Theodore W. Sell, Esq.* Adam J. Wax, Esq. * Colorado Bar Only

October 3, 2012

Board of Directors

Cardiff International, Inc.

2747 Paradise Road, Unit 1103

Las Vegas, NV 89109

Gentlemen:

We have acted as special securities counsel for Cardiff International, Inc., a Colorado corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 10,000,000 shares (the "Shares") of its common stock to be issued pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). (Such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement.") The Shares are to be issued under the Cardiff International, Inc. Stock Plan, adopted by the Board of Directors on October 3, 2012 (the "Plan").

You have advised that:

1.	The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2.	The Shares will be issued to consultants and eligible participants in the Plan as compensation for their services on behalf of the Company. Such persons have provided bona-fide services to the Companywhich are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

3.	The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares registered pursuant to the Registration Statement will be issued without restrictive legend to those persons who are not deemed to be affiliates of the Company as defined in Rule 405 of the Act.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

This opinion does not cover any matters related to any re-offer or re- sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plan.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We are licensed to practice law in the State of Nevada, and this opinion is limited to the laws of the State of Nevada and the Federal laws of the United States. We have assumed for purposes of rendering this opinion that the laws of Colorado are the same as the laws of Nevada. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement. Should you have any questions or comments, please do not hesitate to contact this office.

Sincerely,

/s/ Frederick C. Bauman, Esq.

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